UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 30, 2023

PHI GROUP, INC.

(n/k/a PHILUX GLOBAL GROUP INC.)

(Exact name of registrant as specified in its charter)

Wyoming	001-38255-NY	90-0114535
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2323 Main Street, Irvine, CA	92614
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 714-793-9227

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Precommencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Precommencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	PHIL	OTC Markets

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provide pursuant to Section 13(a) of the Exchange Act. ☐.

SECTION 8 - OTHER EVENTS

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

1. Effective July 01, 2023, Mr. Tam Bui resigned from his positions a Member of the Board of Directors and Chief Operating Officer of PHI GROUP, INC. (n/k/a Philux Global Group Inc., “the Company”) There were no disagreements with the Company’s management regarding policies or operations which lead to Mr. Bui’s resignation decision.

2. Effective July 01, 2023, the Company’s Board of Directors appointed Mr. Steve Truong as a new member of the Board of Directors.

3. Biographical information about Mr. Steve Truong

Born in 1960, Mr. Truong brings to the Company a wealth of comprehensive knowledge in the areas of operation, finance, general management, strategic research and analysis, policy development and investigation. He holds a Bachelor of Economics from the University of Waterloo, a Bachelor of Business Administration from Simon Fraser University, a Master of Business Administration from Taft University, and is currently pursuing a Doctor of Business Administration from California Southern University.

Mr. Truong has work experience in both private and public sectors. He has held various senior positions during his career. Previously, as a Naval Officer with the Royal Canadian Navy, he coordinated, liaised, and provided logistical support to operational and administrative military units at a national and international level, including the Canadian Armed Forces’ United Nations (UN) taskings.

Mr. Truong has been actively involved in negotiating and arranging debt financing and equity investment, between international lenders and investment institutions and for clients seeking funding for projects. He has also been assisting in mergers and acquisition activities, as well as assisting private companies to get listed in the US Stock Markets. He holds a Series 65 license – Uniform Investment Advisers from the North American Securities Administrators Associations. He currently serves as a member of the Board of Directors and Secretary of Sports Pouch Beverage Company, Inc., a Nevada corporation, and a member of the Board of Directors, Vice President and Secretary of Chinh Picasso Global Group, Inc., a Wyoming corporation.

Item 9.01 Exhibits.

17.1	-	Resignation letter from Mr. Bui, dated June 30, 2023.

17.2	-	Corporate resolutions accepting Mr. Bui’s resignation as a member of the Company’s Board of Directors and Chief Operating Officer and appointing Mr. Truong as a new member of the Board of Directors.

104	-	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 5, 2023

PHI GROUP, INC.
(n/k/a Philux Global Group Inc.)
(Registrant)

By:	/s/ Henry D. Fahman
Henry D. Fahman
Chairman and CEO